SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

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NEOMEDIA TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEOMEDIA TECHNOLOGIES, INC.

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of NeoMedia Technologies, Inc. The annual meeting will be held at PELICAN PRESERVE TOWNE CENTER, MAGNOLIA ROOM, 10561 VENETO DRIVE, FORT MYERS, FL 33913, on June 28, 2006, beginning at 9:30 a.m., Eastern Daylight Savings Time.

Your vote is important and I urge you to vote your shares by proxy, whether or not you plan to attend the meeting. After you read this proxy statement, please indicate on the proxy card the manner in which you want to have your shares voted. Then date, sign and mail the proxy card in the postage-paid envelope that is provided. If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of NeoMedia’s Board of Directors.

We hope to see you at the meeting.

Sincerely,

/s/ Charles T. Jensen
President, CEO and Director
April 28, 2006

NEOMEDIA TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
BE HELD ON JUNE 28, 2006

PLEASE NOTE THAT THE LOCATION, DATE AND TIME OF THE ANNUAL MEETING
HAVE CHANGED SINCE THE FILING OF NEOMEDIA’S PRELIMINARY PROXY STATEMENT.

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of NeoMedia Technologies, Inc. (“NeoMedia” or the “Company”) will be held at the PELICAN PRESERVE TOWNE CENTER, MAGNOLIA ROOM, 10561 VENETO DRIVE, FORT MYERS, FL 33913, on June 28, 2006, beginning at 9:30 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect five directors to hold office until the next annual meeting of stockholders and the due election and qualification of their successors (Item No. 1 on proxy card);

2.	To ratify the selection of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006 (Item No. 2 on proxy card);

3.
To approve an amendment to NeoMedia’s Certificate of Incorporation to increase the number of shares of authorized common stock, par value $0.01, from 1,000,000,000 to 5,000,000,000 shares (Item No. 3 on proxy card);

4.	To consider such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on May 1, 2006, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours for a period of ten days prior to the Annual Meeting at PELICAN PRESERVE TOWNE CENTER, MAGNOLIA ROOM, 10561 VENETO DRIVE, FORT MYERS, FL 33913.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

IMPORTANT

You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope. If you should decide to attend the Annual Meeting and vote your shares in person, you may revoke your proxy at that time.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF NEOMEDIA AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING ADMISSION TICKETS OR OTHER EVIDENCE OF OWNERSHIP. THE ADMISSION TICKET IS DETACHABLE FROM YOUR PROXY CARD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF NEOMEDIA STOCK TO GAIN ADMISSION TO THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

April 28, 2006	/s/ Charles T. Jensen
Fort Myers, Florida	President, CEO, and Director

Proxy Statement for
Annual Meeting of Stockholders of
NEOMEDIA TECHNOLOGIES, INC.
To Be Held on June 28, 2006

NEOMEDIA TECHNOLOGIES, INC.

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of NeoMedia, a Delaware corporation, to be held at PELICAN PRESERVE TOWNE CENTER, MAGNOLIA ROOM, 10561 VENETO DRIVE, FORT MYERS, FL 33913 on June 28 2006, beginning at 9:30 a.m., and at any postponements or adjournments thereof, for the purposes set forth herein. This proxy statement, the enclosed proxy and a copy of NeoMedia’s Annual Report to Stockholders for the fiscal year ended December 31, 2005, are first being mailed on or about May 8, 2006, to all stockholders entitled to vote. NeoMedia is making this proxy solicitation.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At NeoMedia’s annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, which relates to the election of directors, the ratification of NeoMedia’s independent registered public accounting firm for fiscal year 2006, and an increase in the number of shares of authorized common stock, par value $0.01, to 5,000,000,000 shares.

Who is entitled to vote?

Only shareholders of record on the close of business on the record date, May 1, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. The holders of common stock vote together as a single class. See “Description of Securities.” In addition, Cornell Capital holds Series C Convertible Preferred shares that have voting rights on an “as converted basis.” If Cornell had converted all of the Series C Convertible Preferred shares at a conversion price of 97% of $0.208, which was the lowest closing bid price of NeoMedia common stock for the 30 business days preceding May 1, 2006, they would be entitled to 133,822,363 shares of common stock upon conversion, and as such, Cornell will be entitled to this number of votes in connection with the proposals described herein.

Who can attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-serve basis. Registration and product demonstrations with subsidiary executives will begin at 8:30 a.m., and seating will begin at 9:15 a.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, the shareholders held a total of 766,129,260 votes, including 133,822,363 votes to which Cornell Capital is entitled in connection with its Series C Convertible Preferred shares. As such, holders of at least 383,064,631 votes (i.e., a majority) must be present at the meeting, in person or by proxy, to obtain a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to NeoMedia, then it will be voted as you direct. If you are a registered shareholder and attend the meeting, then you may deliver your completed proxy card in person or vote by ballot at the meeting. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, then your shares will be voted in accordance with the Board’s recommendations.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of NeoMedia either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth together with the description of such item in this proxy statement. In summary, the Board recommends a vote:

•	For the election of the nominated slate of directors (see page 4);

•	For the ratification of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006 (see page 7)

•	For the approval of increase in the number of shares of authorized common stock, par value $0.01, from 1,000,000,000 to 5,000,000,000 shares (see page 8).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting (regardless of the class or series of stock held) is required for the election of directors. This means that the five nominees will be elected if they receive more affirmative votes than any other person. A properly executed proxy marked “Withheld” with respect to the election of any director will not be voted with respect to such director indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Registered Public Accounting Firm. Approval of Stonefield Josephson, Inc. as the Company's independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the meeting voting on the proposal.

Approval of an Increase to the Number of Shares of Authorized Common Stock. For the approval of the Increase to the Number of Shares of Authorized Common Stock, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote will be required for approval. A properly executed proxy marked “Abstain” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

PROPOSAL ONE – ELECTION OF DIRECTORS

Directors Standing for Election

The Board of Directors of NeoMedia consists of 5 seats. Each director holds office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified.

The Board of Directors has nominated Charles W. Fritz, Charles T. Jensen, William E. Fritz, James J. Keil and A. Hayes Barclay for election as directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason, the proxy will be voted for the election of any substitute nominee designated by the Board of Directors. The nominees for directors have previously served as members of the Board of Directors of NeoMedia and have consented to serve such term.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES

Information Regarding Directors

Directors – Present Term Expires at the Annual Meeting

The following is information concerning nominees for election proposed by the Board of Directors. None of the nominees are adverse parties in any legal proceedings involving NeoMedia.

Charles W. Fritz, 49, is a founder of NeoMedia and has served as an officer and as a Director of NeoMedia since our inception. On August 6, 1996, Mr. Fritz was appointed Chief Executive Officer and Chairman of the Board of Directors. On April 2, 2001, Mr. Fritz was appointed as President where he served until June 2002. Mr. Fritz is currently a member of NeoMedia’s Compensation Committee. Prior to founding NeoMedia, Mr. Fritz was an account executive with IBM Corporation from January 1986 to January 1988, and Director of Marketing and Strategic Alliances for the information consulting group from February 1988 to January 1989. Mr. Fritz holds an M.B.A. from Rollins College and a B.A. in finance from the University of Florida. Mr. Fritz is the son of William E. Fritz, a Director of NeoMedia.

Charles T. Jensen, 62, is President and Chief Executive Officer of NeoMedia, has been a Director since 1996, and currently is a member of NeoMedia’s Compensation Committee.  Mr. Jensen served as Chief Financial Officer, Treasurer and Vice-President of NeoMedia from 1996 through 2002. Prior to joining NeoMedia in November 1995, Mr. Jensen was Chief Financial Officer of Jack M. Berry, Inc., a Florida corporation which grows and processes citrus products, from December 1994 to October 1995, and at Viking Range Corporation, a Mississippi corporation which manufactures gas ranges, from November 1993 to December 1994. From December 1992 to February 1994, Mr. Jensen was Treasurer of Lin Jensen, Inc., a Virginia corporation specializing in ladies clothing and accessories. Prior to that, from January 1982 to March 1993, Mr. Jensen was Controller and Vice-President of Finance of The Pinkerton Tobacco Co., a tobacco manufacturer. Mr. Jensen holds a B.B.A. in accounting from Western Michigan University and is a Certified Public Accountant.

William E. Fritz, 75, is a founder of NeoMedia and has served as a Director of NeoMedia since the Company’s inception. Mr. Fritz also served as Treasurer of NeoMedia from its inception until May 1, 1996. Since February 1981, Mr. Fritz has been an officer and either the sole stockholder or a majority stockholder of G.T. Enterprises, Inc. (formerly Gen-Tech, Inc.), D.M., Inc. (formerly Dev-Mark, Inc.) and EDSCO, three railroad freight car equipment manufacturing companies. Mr. Fritz holds a B.S.M.E. and a Bachelor of Naval Science degree from the University of Wisconsin. Mr. Fritz is the father of Charles W. Fritz, NeoMedia’s Chairman of the Board of Directors.

James J. Keil, 78, has been a Director of NeoMedia since August 6, 1996. Mr. Keil currently is a member of NeoMedia’s Compensation Committee, Stock Option Committee and Audit Committee. He is founder and President of Keil & Keil Associates, a business and marketing consulting firm located in Washington, D.C., specializing in marketing, sales, document application strategies, recruiting and electronic commerce projects. Prior to forming Keil & Keil Associates in 1990, Mr. Keil worked for 38 years at IBM Corporation and Xerox Corporation in various marketing, sales and senior executive positions. From 1989-1995, Mr. Keil was on the Board of Directors of Elixir Technologies Corporation (a non-public corporation), and from 1990-1992 was the Chairman of its Board of Directors. From 1992-1996, Mr. Keil served on the Board of Directors of Document Sciences Corporation. Mr. Keil holds a B.S. degree from the University of Dayton and did Masters level studies at the Harvard Business School and the University of Chicago in 1961-62.

A. Hayes Barclay, 75, has been a Director of NeoMedia since August 6, 1996, and currently is a member of NeoMedia’s Stock Option Committee and Audit Committee. Mr. Barclay practiced law for approximately 40 years and, since 1967, was an officer, owner and employee of the law firm of Barclay & Damisch, Ltd. and its predecessor, with offices in Chicago, Wheaton and Arlington Heights, Illinois. Mr. Barclay holds a B.A. degree from Wheaton College, a B.S. from the University of Illinois and a J.D. from the Illinois Institute of Technology, Chicago-Kent College of Law.

Election Of Directors And Officers

Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors. NeoMedia’s bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders and the due election and qualification of his/her successor.

Meetings Of The Board Of Directors

During the year ended December 31, 2005, NeoMedia held 5 directors’ meetings and each incumbent director attended more than seventy-five percent of the total of meetings of the Board of Directors and the Committees of which he is a member. The Board of Directors also acted 7 times by unanimous written consent.

Committees Of The Board Of Directors

NeoMedia’s Board of Directors has an Audit Committee, Compensation Committee and a Stock Option Committee. The Board of Directors does not have a standing Nominating Committee.

Audit Committee. The Audit Committee is responsible for nominating NeoMedia’s independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with NeoMedia’s independent accountants, and reviewing the financial statements, audit practices and internal controls of NeoMedia. During 2005, members of the Audit Committee were non-employee directors James J. Keil and A. Hayes Barclay. During 2005, the Audit Committee held 4 meetings. Due to financial constraints, the Company does not currently have an audit committee financial expert serving on its audit committee.

Compensation Committee. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of NeoMedia to the Board of Directors and for administering NeoMedia’s Incentive Plan for Management. Charles W. Fritz, Charles T. Jensen, and James J. Keil, were members of NeoMedia’s Compensation Committee during 2005. The Compensation Committee met once and acted by unanimous written consent 2 times during 2005.

Stock Option Committee. The Stock Option Committee, which is comprised of non-employee directors, is responsible for administering NeoMedia’s Stock Option Plans. A. Hayes Barclay and James J. Keil are the current members of NeoMedia’s Stock Option Committee. During 2005, the Stock Option Committee met once and acted by unanimous written consent 7 times.

Director Compensation

Outside directors are currently compensated through the issuance of stock options from the Company’s stock option plans. During February 2005, each outside director received 1,000,000 options with an exercise price of $0.239 per share (equal to the closing price on the date of issuance), and James J. Keil, the audit and compensation committee chairperson, received and additional 1,000,000 options with the same exercise price. During December 2005, each outside director received 750,000 options with an exercise price of $0.328 per share (equal to the closing price on the date of issuance), and James J. Keil, the audit and compensation committee chairperson, received and additional 250,000 options with the same exercise price. NeoMedia does not have a written compensation policy for its outside directors at this time.

Vote Required For Election of Nominees for Directors

Election of the nominees for director will require that the holders of at least a plurality of the shares of Common Stock present or represented at the meeting and entitled to vote thereon vote “FOR”.

PROPOSAL TWO – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders, the Board of Directors has appointed Stonefield Josephson, Inc. as the Company's independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. Stonefield Josephson, Inc. has audited the Company's financial statements for the fiscal years ended December 31, 2001 through 2005.

Stockholder ratification of the selection of Stonefield Josephson, Inc. as the Company's independent accountants is not required by the Company's By-Laws or otherwise. The Board of Directors is submitting the selection of Stonefield Josephson, Inc. to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change could be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR the above proposal.

Required Vote for Approval of Proposal

Approval of the above proposal related to the ratification of the Company's independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the meeting voting on the proposal.

Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 2. Broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS A VOTE “FOR” THE RATIFICATION OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006.

PROPOSAL THREE – INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General Information

NeoMedia’s Board of Directors has authorized an amendment to NeoMedia’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1,000,000,000 to 5,000,000,000. As of March 31, 2006, there were 622,120,574 shares of Common Stock outstanding. In addition, 232,408,096 additional shares are reserved for issuance upon exercise of outstanding options and warrants, and 7,123,698 shares will be issued upon exchange of certificates in connection with the acquisition of BSD Software.

The additional shares will be issuable for proper corporate purposes, such as future acquisitions; the issuance of common stock upon the exercise of outstanding options and warrants; conversion of outstanding convertible preferred stock; and for dividends or splits. Stockholder approval of the amendment to NeoMedia’s Certificate of Incorporation to increase the authorized shares of Common Stock will give NeoMedia greater flexibility by permitting such stock to be issued without the delay of obtaining stockholder approval. The Board of Directors believes it to be in the best interests of NeoMedia to increase the number of authorized shares of Common Stock to ensure that adequate shares are available for issuance if such issuance becomes desirable.

The potential aggregate dilutive effect on stockholders of financing and acquisition arrangements in place as of the date of this filing, assuming various stock prices at the time of the transactions, are as follows:

	Assumed NeoMedia Stock Price (6)
	$0.200	$0.273	$0.400

Shares of common stock outstanding as of March 31, 2006	622,120,574	622,120,574	622,120,574

Plus pro forma common shares issued upon:
Conversion of outstanding options and warrants (1)	232,408,096	232,408,096	232,408,096
Exchange of shares in connection with completed acquisition of BSD Software	7,123,698	7,123,698	7,123,698
Completion of pending acquisition of Hip Cricket (2)	20,000,000	14,652,015	10,000,000
Completion of pending acquisition of Auto Preservation (3)	5,000,000	3,663,004	2,500,000
Conversion of convertible preferred shares (4)	139,175,258	101,959,896	69,587,629
Draw-down of $100 million SEDA balance (5)	510,204,082	373,775,884	255,102,041

Pro forma shares outstanding after all transactions	1,536,031,708	1,355,703,167	1,198,842,038

(1)   Outstanding options and warrants include 75 million warrants issued to Cornell in connection with the convertible preferred shares, and 10 million warrants issued to Cornell in connection with the $100 million SEDA agreement. These warrants are not included in the pro forma share calculation for Conversion of convertible preferred shares or draw-down of $100 million SEDA balance

(2)   Acquisition is subject to a non-binding letter of intent. To date, NeoMedia has advanced to Hip Cricket $500,000 in the form of two promissory notes that will be applied to the purchase price if the acquisition is completed. Number of shares shown above is calculated as the $4,000,000 stock portion of the contemplated purchase price divided by the pro forma assumed stock price.

(3)   Acquisition of 30% of Auto Preservation is subject to a non-binding letter of intent. Number of shares shown above is calculated as the $1,000,000 stock portion of contemplated purchase price divided by the pro forma assumed stock price.

(4)   Convertible preferred shares convert into common shares at 97% of the lowest closing bid price for the 30-day period prior to conversion.

(5)   Shares sold under the SEDA are valued at 98% of the lowest closing bid price during the week they are sold. NeoMedia is not obligated to draw any amounts against the $100 million limit.

(6)   This table reflects the number of shares that would be issued to satisfy current financing and acquisition transactions to which NeoMedia is a party at different prices of NeoMedia stock at the time the transaction is effected. The stock price of $0.273 reflects the last sale price of NeoMedia common stock on April 13, 2006. Amounts are shown for pro forma informational purposes only.

A further description of these transactions is provided below:

$27 Million Preferred Stock Sale

On February 17, 2006, NeoMedia entered into an investment agreement (the “Investment Agreement”) with Cornell Capital Partners, LP (“Cornell”). Pursuant to the Investment Agreement, NeoMedia issued and sold to Cornell $27,000,000 of Series C Preferred Shares (the “Series C Preferred Shares”), of which (i) $3,208,702 were purchased by Cornell for consideration solely consisting of surrendering that certain promissory note, dated March 30, 2005 in the original principal amount of $10,000,000 issued in the name of Cornell, (ii) $18,791,298 were purchased by additional funding (consisting of $16,791,298 of immediately available funds and $2,000,000 of securities) from Cornell as of February 17, 2006, and (iii) $5,000,000 shall be purchased by an additional funding by Cornell on the date a registration statement filed by NeoMedia pursuant to the terms of that certain investor registration rights agreement, dated February 17, 2006 by and between NeoMedia and Cornell is declared effective by the U.S. Securities and Exchange Commission. The Series C Preferred Shares are convertible into shares of NeoMedia’s common stock, par value $0.01 per share in accordance with the terms of NeoMedia’s certificate of designations, preferences, and rights of the Series C Preferred Shares.

In addition, pursuant to the terms of the Investment Agreement, NeoMedia issued to Cornell (i) a warrant to purchase 20,000,000 shares of NeoMedia common stock exercisable for a period of 5 years at an exercise price of $0.50 per share; (ii) a warrant to purchase 25,000,000 shares of common stock exercisable for a period of 5 years at an exercise price of $0.40 per share; and (iii) a warrant to purchase 30,000,000 shares of common stock exercisable for a period of 5 years at an exercise price of $0.35 per share.

On February 17, 2006, NeoMedia and Cornell entered into an assumption agreement, whereby Cornell sold and assigned to NeoMedia those certain promissory notes issued by Pick Ups Plus, Inc., dated September 30, 2003, October 13, 2004, June 6, 2005, and August 4, 2005, in the aggregate principal amount of $1,365,000 and accrued interest of $246,232 for a purchase price equal to $1,611,231.

On February 17, 2006, NeoMedia and Cornell entered into an assignment of common stock, whereby Cornell sold and assigned to NeoMedia 20,000,000 shares of common stock, par value $0.001 per share, of Pick Ups Plus, Inc. for a purchase price equal to $388,768.

The Series C Preferred Shares convert at the lesser of (i) Fifty Cents ($0.50) or (ii) ninety seven percent (97%) of the lowest closing bid price of the Common Stock for the thirty (30) trading days immediately preceding the date of conversion. To the extent that the Series C Preferred Shares convert into more common shares than are currently authorized, the additional requested shares would be issued to satisfy such conversion. The shares have voting rights on an “as converted” basis.

Assuming a conversion price equal to 97% of $0.273, which was the last sale price of NeoMedia common stock on April 13, 2006, NeoMedia would issue 101,959,896 shares to fully convert the outstanding Series C Preferred Shares. In addition, Cornell holds 75 million warrants issued in connection with the Series C Preferred Shares, which would result in the issuance of an additional 75 million shares upon conversion, for an aggregate of 176,959,896 shares.

$100 million Standby Equity Distribution Agreement (“SEDA”)

On March 30, 2005, NeoMedia and Cornell entered into a SEDA under which Cornell agreed to purchase up to $100 million of NeoMedia’s common stock over a two-year period, with the timing and amount of the purchase at NeoMedia’s discretion. The maximum amount of each purchase would be $2,000,000 with a minimum of five business days between advances. The shares would be valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia, and NeoMedia would pay 5% of the gross proceeds of each purchase to Cornell. NeoMedia expects to file a registration statement with the SEC during 2006 to register the shares underlying the $100 million 2005 SEDA. The 2005 SEDA would become available at the time the SEC declares effective a registration statement containing such shares. As a commitment fee for the SEDA, NeoMedia issued to Cornell 50 million warrants to purchase shares of NeoMedia common stock at an exercise price of $0.20 per share, and also paid a cash commitment fee of $1 million. During February and March 2006, 40 million of the Cornell warrants were exercised, generating $8 million cash proceeds to NeoMedia.

Assuming a conversion price equal to 98% of $0.273, which was the last sale price of NeoMedia common stock on April 13, 2006, NeoMedia would issue 373,775,884 shares to fully convert the entire $100 million SEDA. NeoMedia is not obligated to draw any funds against the SEDA balance.

Additional Strategic Acquisitions

During the first quarter of 2006, NeoMedia completed acquisitions of BSD Software, Inc., Mobot, Inc., 12Snap AG, Gavitec AG, and Sponge Ltd., and also signed a letter of intent to acquire Hip Cricket, Inc. for $4.5 million in stock and cash. The contemplated consideration for Hip Cricket consists of $500,000 cash already advanced to Hip Cricket in the form of promissory notes that will be forgiven at the closing of the acquisition, plus $4,000,000 in shares of NeoMedia common stock to be valued at NeoMedia’s stock price around the time of closing of the acquisition. NeoMedia also is still party to a non-binding letter of intent to acquire 30% of Automotive Preservation, Inc. for $600,000 cash and $1,000,000 in shares of NeoMedia common stock to be valued at NeoMedia’s stock price around the time of closing of the transaction.

It is the intention of NeoMedia’s board of directors and management to continue to pursue strategic acquisitions in both its mobile marketing and the micro paint repair business units. In many cases, NeoMedia has paid a substantial portion of the purchase price through the issuance of shares of its common stock. The increase to the number of shares of authorized common stock will allow NeoMedia to continue to pursue strategic acquisitions that are funded through the issuance of common stock. As of the date of this filing, NeoMedia does not have any plans, proposals, or arrangements, written or otherwise, to issue any shares of the newly authorized common stock to acquire additional businesses.

Additional Information About The Vote

There are possible negative ramifications associated with authorizing additional shares of common stock. These include the following:

•	Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•
The issuance of authorized but unissued stock could be used to deter a potential takeover of NeoMedia that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with NeoMedia’s Board of Directors’ desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. NeoMedia does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Additionally, an unfavorable vote on this proposal could have negative ramifications for NeoMedia. Pursuant to the investment agreement entered into between NeoMedia and Cornell in connection with the sale of the Series C Preferred Shares, NeoMedia is required to reserve 100 million shares for conversion of the Series C Preferred Shares, and an additional 75 million for conversion of the warrants. NeoMedia is also required to effectuate an increase in its authorized shares on or before July 1, 2006, such that it has sufficient shares to reserve an additional 250 million shares for conversion of the Series C Preferred Shares. Failure to increase the number of authorized shares constitutes an event of default under the investment agreement, at which time the principal and any accrued interest or dividends become immediately due and payable in cash. For presentation purposes only, as of April 28, 2006, the total amount due in cash to Cornell if an event of default had occurred would have been approximately $22.3 million. Alternatively, under an event of default, Cornell has the right, but not the obligation, to immediately convert all outstanding Series C Preferred Shares into shares of common stock instead of cash.

The additional shares of common stock authorized would become part of NeoMedia’s existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. All outstanding shares of common stock will continue to have one vote per share. There are no preemptive rights with respect to NeoMedia’s common stock.

The Board of Directors of NeoMedia has the authority to issue shares of Preferred Stock authorized in one or more series and to fix the powers, designations, rights, preferences and restrictions thereof, including liquidation preferences and rights as to dividends, conversion, voting and redemption, and the number of shares constituting each series, without any further vote or action by NeoMedia’s shareholders. The issuance of a series of Preferred Stock in certain circumstances, based on its terms, may delay or prevent a change in control of NeoMedia, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may directly affect the market price of and the voting and other rights of holders of Common Stock. NeoMedia currently has no plans to issue any further series of Preferred Stock.

If the amendment to our Company’s Certificate of Incorporation is adopted, an amendment to the Certificate of Incorporation of NeoMedia shall be filed with the Delaware Secretary of State so that Article IV shall be as follows:

“The total number of shares of capital stock that the Corporation is authorized to issue is 5,025,000,000, which are to be divided into two classes as follows: 5,000,000,000 shares of common stock, par value $.01 per share; and 25,000,000 shares of preferred stock, par value $.01 per share.

Vote Required For An Increase In Authorized Shares Of Common Stock

Approval of an amendment to NeoMedia’s Certificate of Incorporation to increase the number of authorized shares of common stock will require that the holders of at least a majority of the outstanding shares entitled to vote thereon vote “FOR”.

Recommendation Of The Board Of Directors

Our Board of Directors unanimously recommends a vote “FOR” the approval of an amendment to our Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value, from 1,000,000,000 to 5,000,000,000 shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock and certain provisions of our Certificate of Incorporation and By-Laws is a summary. For additional information, please refer to our Certificate of Incorporation, as amended, and By-Laws.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of our outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and nonassessable. In the event we were to elect to sell additional shares of common stock following this offering, investors in this offering would have no right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

Except as otherwise permitted by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

Preferred Stock

The Company may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that the Company determines to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that the Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of NeoMedia without further action by its stockholders, and may adversely affect the voting and other rights of the holders of the Company’s common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others.

Series A Preferred Stock. During December 1999, the Board of Directors approved a Certificate of Resolutions Designating Rights and Preferences of Preferred Stock, filed with the Secretary of State of the State of Delaware on December 20, 1999. By this approval and filing, 200,000 shares of Series A Preferred Stock were designated. Series A Preferred carries the following rights:

•
The right to receive mandatory cash dividends equal to the greater of $0.001 per share or 100 times the amount of all dividends (cash or non-cash, other than dividends of shares of common stock) paid to holders of the common stock, which dividend is payable 30 days after the conclusion of each calendar quarter and immediately following the declaration of a dividend on common stock;

•	One hundred votes per each share of Series A Preferred on each matter submitted to a vote of the Company’s stockholders;

•
The right to elect two directors at any meeting at which directors are to be elected, and to fill any vacancy on the Board of Directors previously filled by a director appointed by the Series A Preferred holders;

•
The right to receive an amount, in preference to the holders of common stock, equal to the amount per share payable to holders of common stock, plus all accrued and unpaid dividends, and following payment of 1/100th of this liquidation preference to the holders of each share of common stock, an additional amount per share equal to 100 times the per share amount paid to the holders of common stock.

•
The right to exchange each share of Series A Preferred for 100 times the consideration received per share of common stock in connection with any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or converted into cash, securities or other property.

•	The right to be redeemed in accordance with the Company’s stockholders rights plan.

While accrued mandatory dividends are unpaid, we may not declare or pay dividends or distributions on, or redeem, repurchase or reacquire, shares of any class or series of junior or parity stock.

The Series A Preferred was created to be issued in connection with the Company’s stockholders rights plan. No shares of Series A Preferred have been issued to date.

Series A Convertible Preferred Stock. On June 19, 2001, the Board of Directors approved a Certificate of Designations to Create a Class of Series A Convertible Preferred Stock for NeoMedia Technologies, Inc., filed with the Secretary of State of the State of Delaware on June 20, 2001. By this approval and filing, 47,511 shares are designated as Series A Convertible Preferred Stock. The Company’s Series A Convertible Preferred Stock, par value $0.01 per share, has the following rights:

•
Series A Convertible Preferred is convertible into shares of common stock at a one-to-one ratio, subject to proportional adjustments in the event of stock splits or combinations, and dividends or distributions of shares of common stock, at the option of the holder; shares are subject to automatic conversion as determined in each agreement relating to the purchase of shares of Series A Convertible Preferred;

•	Each share of Series A Convertible Preferred is entitled to receive a liquidation preference equal to the original purchase price of such share in the event of liquidation, dissolution, or winding up;

•
Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of the Company’s assets, shares of Series A Convertible Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled;

•	Shares of Series A Convertible Preferred are entitled to one vote per share, and vote together with holders of common stock.

In June 2001, 452,489 shares of Series A Convertible Preferred were issued to About.com, Inc. pursuant to a certain Agreement for Payment in Common Stock, in lieu of cash payment to About.com for online advertising services. On January 2, 2002, such shares were converted into 452,489 shares of common stock.

Series B Convertible Redeemable Preferred Stock. On January 16, 2002, the Board of Directors approved a Certificate of Designation, Preferences, Rights and Limitations of Series B 12% Convertible Redeemable Preferred Stock of NeoMedia Technologies, Inc., filed with the Secretary of State of the State of Delaware on February 28, 2002. By this approval and filing, 100,000 shares were designated as Series B 12% Convertible Redeemable Preferred Stock. The Company’s Series B 12% Convertible Redeemable Preferred Stock, par value $0.01 per share, has the following rights:

•	Series B Preferred shares accrue dividends at a rate of 12% per annum, or $1.20 per share, between the date of issuance and the first anniversary of issuance;

•
Series B Preferred is redeemed to the maximum extent permitted by law (based on funds legally available for redemption) at a price per share of $15.00, plus accrued dividends (a total of $16.20 per share) on the first anniversary of issuance;

•	Series B Preferred receive proceeds of $12.00 per share upon the Company’s liquidation, dissolution or winding up;

•
To the extent, not redeemed on the first anniversary of issuance, Series B Preferred is automatically convertible into then existing general class of common stock on the first anniversary of issuance at a price equal to $16.20 divided by the greater of $0.20 and the lowest publicly-sold share price during the 90 day period preceding the conversion date, but in no event more than 19.9% of the Company’s outstanding capital stock as of the date immediately prior to conversion.

•
Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of the Company’s assets, shares of Series B Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled; and

•
Shares of Series B Preferred are entitled to one vote per share and vote with common stock, except where the proposed action would adversely affect the Series B Preferred or where the non-waivable provisions of applicable law mandate that the Series B Preferred vote separately, in which case Series B Preferred vote separately as a class, with one vote per share.

No shares of the Series B Convertible Redeemable Preferred Stock have been issued or are currently outstanding.

Series C Convertible Preferred Stock. On February 22, 2006, NeoMedia filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series C Convertible Redeemable Preferred Stock of NeoMedia Technologies, Inc., filed on February 28, 2002. By the approval and filing, 27,000 shares were designated as Series C Convertible Preferred Stock. The Company’s Series C Convertible Preferred Stock, par value $0.01 per share, has the following rights:

•	Series C Convertible Preferred shares accrue dividends at a rate of 8% per annum;

•	Series C Convertible Preferred receive proceeds of $1,000 per share upon the Company’s liquidation, dissolution or winding up;

•
Each share of Series C Convertible Preferred shares shall be convertible, at the option of the holder, into shares of the Company’s common stock at the lesser of (i) Fifty Cents ($0.50) or (ii) 97% of the lowest closing bid price of the Company’s common stock for the thirty (30) trading days immediately preceding the date of conversion; and

•
At the Option of the Holders, if there are outstanding Series C Convertible Preferred shares on February 17, 2009, each share of Series C Preferred stock shall convert into shares of common stock at the Conversion Price then in effect on February 17, 2009; and

•	Series C Convertible Preferred shares shall not have voting rights until converted into shares of common stock.

The Company’s preferred stock is currently comprised of 25,000,000 shares, par value $0.01 per share, of which 27,000 shares of Series Convertible Preferred Stock are issued and outstanding. We have no present agreements relating to or requiring the designation or issuance of additional shares of preferred stock.

Warrants And Options

As of March 31, 2006, NeoMedia had outstanding options and warrants to purchase 124,083,096 and 108,325,000, shares of NeoMedia’s common stock, respectively, with exercise prices ranging from $0.01 to $6.00. The number of shares issuable upon exercise and the exercise prices of the warrants are subject to adjustment in the event of certain events such as stock dividends, splits and combinations, capital reorganization and with respect to certain warrants, issuance of shares of common stock at prices below the then exercise price of the warrants.

On February 17, 2006, in connection with the $27 million Series C Convertible Preferred Stock sale, NeoMedia issued to Cornell Capital Partners 20 million warrants with an exercise price of $0.50 per share, 25 million warrants with an exercise price of $0.40 per share, and 30 million warrants with an exercise price of $0.35 per share. Each of the warrants has a term of three years. None of the warrants had been exercised as of March 31, 2006.

On March 30, 2005, NeoMedia issued 50 million warrants to Cornell Capital Partners with an exercise price of $0.20 per share, and a term of three years, as a commitment fee for Cornell to enter into a $100 million Standby Equity Distribution Agreement with NeoMedia. As of March 31, 2006, Cornell had exercised 40 million of the warrants, resulting in proceeds of $8 million to NeoMedia.

On September 24, 2003, NeoMedia’s shareholders approved the 2003 Stock Option Plan. Under this plan, NeoMedia is authorized to grant to employees, directors, and consultants up to 150,000,000 options to purchase shares of common stock. As of March 31, 2006, NeoMedia had issued approximately 152 million options under the 2003 Stock Option Plan, of which approximately 24 million had been exercised, and 4 million had been forfeited.

On December 16, 2005, NeoMedia’s shareholders approved the 2005 Stock Option Plan. Under this plan, NeoMedia is authorized to grant to employees, directors, and consultants up to 60,000,000 options to purchase shares of common stock. As of March 31, 2006, NeoMedia not had issued any options under the 2005 Stock Option Plan.

Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation

On December 10, 1999, the Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right on each outstanding share of the Company’s common stock to stockholders of record on December 10, 1999 and each share of common stock issued prior to the rights plan trigger date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a “poison pill.” The stockholder rights plan was designed to enable all stockholders to receive fair and equal treatment in any proposed takeover of the corporation and to guard against partial or two-tiered tender offers, open market accumulations and other hostile takeover tactics to gain control of NeoMedia. The stockholders rights plan, which is similar to plans adopted by many leading public companies, was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. Certain of the Company’s directors, officers and principal stockholders, Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of the Company’s “poison pill” plan, as a result of the fact that, as of the plans adoption, their holdings might have otherwise triggered the “poison pill”.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation paid to (i) NeoMedia’s Chief Executive Officer and (ii) each of NeoMedia’s other executive officers who received aggregate cash compensation in excess of $100,000 for services rendered to NeoMedia (collectively, “the Named Executive Officers”) during the years ended December 31, 2005 and 2004:

	Annual Compensation				Long-term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compens- ation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (1) (#)	LTIP Payouts ($)	All other Compensation ($)

Charles T. Jensen	2005	197,500	—	—	—	6,000,000	—
President and Chief	2004	175,386	—	—	—	4,000,000	—	386	(2)
Executive Officer

Charles W. Fritz	2005	$205,278	—	—	—	6,000,000	—
Chairman of the Board	2004	175,355	—	—	—	4,000,000	—	355	(2)

David A. Dodge	2005	$141,733	—	—	—	4,500,000	—
Vice President and	2004	122,396	—	—	—	2,000,000	—	—
Chief Financial Officer

Martin N. Copus (3)	2005	$184,076	—	—	—	5,000,000	—
Chief Operating Officer	2004	—	—	—	—	—	—	—

(1) Represents options granted under NeoMedia’s 2003 Stock Option Plan granted at the discretion of the Stock Option Committee of NeoMedia’s Board of Directors.

(2) Includes automobile expenses attributable to personal use and the corresponding income tax effects.

(3) Martin Copus joined NeoMedia in March 2005.

Employment Agreements

No employment agreements are currently in place for any employees of the Company.

Incentive Plan for Management

Effective as of January 1, 1996, NeoMedia adopted an Annual Incentive Plan for Management ("Incentive Plan"), which provides for annual bonuses to eligible employees based upon the attainment of certain corporate and/or individual performance goals during the year. The Incentive Plan is designed to provide additional incentive to NeoMedia's management to achieve these growth and profitability goals. Participation in the Incentive Plan is limited to those employees holding positions assigned to incentive eligible salary grades and whose participation is authorized by NeoMedia's Compensation Committee which administers the Incentive Plan, including determination of employees eligible for participation or exclusion. The Board of Directors can amend, modify or terminate the Incentive Plan for the next plan year at any time prior to the commencement of such next plan year.

To be eligible for consideration for inclusion in the Incentive Plan, an employee must be on NeoMedia's payroll for the last three months of the year involved. Death, total and permanent disability or retirement are exceptions to such minimum employment, and awards in such cases are granted on a pro-rata basis. In addition, where employment is terminated due to job elimination, a pro rata award may be considered. Employees who voluntarily terminate their employment, or who are terminated by NeoMedia for unacceptable performance, prior to the end of the year are not eligible to participate in the Incentive Plan. All awards are subject to any governmental regulations in effect at the time of payment.

Performance goals are determined for both NeoMedia's and/or the employee's performance during the year, and if performance goals are attained, eligible employees are entitled to an award based upon a specified percentage of their base salary.

The Company did not have a formal incentive plan for management in place for the year ended December 31, 2005.

During the years ended December 31, 2005 and 2004, the Company paid $0 and $159,000, respectively, in past due incentive awards relating to its executive incentive plan for fiscal 2000, through the issuance of common stock.

Stock Option Plans

Effective February 1, 1996 (and amended and restated effective July 18, 1996 and further amended through November 18, 1996), NeoMedia adopted its 1996 Stock Option Plan (“1996 Stock Option Plan”). The 1996 Stock Option Plan provides for the granting of non-qualified stock options and “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and provides for the issuance of a maximum of 1,500,000 shares of common stock. All 1,500,000 options were granted under NeoMedia’s 1996 Stock Option Plan.

Effective March 27, 1998, NeoMedia adopted its 1998 Stock Option Plan (“1998 Stock Option Plan”). The 1998 Stock Option Plan provides for the granting of non-qualified stock options and provides for the issuance of a maximum of 8,000,000 shares of common stock. All 8,000,000 options were granted under NeoMedia’s 1998 Stock Option Plan.

Effective June 6, 2002, NeoMedia adopted its 2002 Stock Option Plan (“2002 Stock Option Plan”). The 2002 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 10,000,000 shares of common stock. All 10,000,000 options were granted under NeoMedia’s 2002 Stock Option Plan.

Effective September 24, 2003, NeoMedia adopted its 2003 Stock Option Plan (“2003 Stock Option Plan”). The 2003 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 150,000,000 shares of common stock. On October 17, 2003, NeoMedia filed a Form S-8 to register all 150,000,000 shares underlying the options in the 2003 Stock Option Plan. As of March 31, 2006, the Company had issued approximately 152 million shares under the 2003 Stock Option Plan, of which approximately 24 million had been exercised, and 4 million had been forfeited.

Effective December 16, 2005, NeoMedia adopted its 2005 Stock Option Plan (“2005 Stock Option Plan”). The 2005 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 60,000,000 shares of common stock. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant, and may be granted with any vesting schedule as approved by the stock option committee. As of March 31, 2006, NeoMedia had not issued any of the 60,000,000 options in the 2005 Stock Option Plan.

Stock Incentive Plan

Effective October 31, 2003, NeoMedia adopted the 2003 Stock Incentive Plan. Under the terms of the Plan, NeoMedia has set aside up to 30,000,000 shares of common stock to be issued to pay compensation and other expenses related to employees, former employees, consultants, and non-employee directors. On November 3, 2003, NeoMedia filed a Form S-8 to register all 30,000,000 shares underlying the options in the 2003 Stock Incentive Plan. As of December 31, 2005, the Company had issued approximately 9.8 million shares under the 2003 Stock Incentive Plan.

401(k) Plan

NeoMedia maintains a 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). All employees of NeoMedia who are 21 years of age and who have completed three months of service are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 20% of such participant's pre-tax salary (up to a statutorily prescribed annual limit, which is $15,000 for 2006) to the 401(k) Plan, although the percentage elected by certain highly compensated participants may be required to be lower. All amounts contributed to the 401(k) Plan by employee participants and earnings on these contributions are fully vested at all times. The 401(k) Plan also provides for matching and discretionary contributions by NeoMedia. To date, NeoMedia has not made any such contributions.

Options Granted in the Last Fiscal Year

The following presents certain information on stock options for the Named Executive Officers for the year ended December 31, 2005:

Named	Number of Securities Underlying Options Granted	Percent of Total Options/ SARs Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for option Term
Executive Officer	(#)	Fiscal Year	($/share)	Date	5% ($)	10% ($)

Charles T. Jensen	4,000,000	3.6%	$0.239	February 8, 2015	$601,223	$1,523,618
	2,000,000	1.8%	$0.328	December 16, 2015	$412,555	$1,045,495
	6,000,000	5.4%			$1,013,778	$2,569,113

Charles W. Fritz	4,000,000	3.6%	$0.239	February 8, 2015	$601,223	$1,523,618
	2,000,000	1.8%	$0.328	December 16, 2015	$412,555	$1,045,495
	6,000,000	5.4%			$1,013,778	$2,569,113

David A. Dodge	2,500,000	2.2%	$0.239	February 8, 2015	$375,765	$952,261
	2,000,000	1.8%	0.328	December 16, 2015	$412,555	$1,045,495
	4,500,000	4.0%			$788,320	$1,997,756

Martin N. Copus	3,000,000	2.7%	$0.247	March 1, 2015	$466,011	$1,180,963
	2,000,000	1.8%	$0.328	December 16, 2015	$412,555	$1,045,495
	5,000,000	4.4%			$878,566	$2,226,458

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table sets forth options exercised by NeoMedia Named Executive Officers during the year ended December 31, 2005, and the number and value of all unexercised options at fiscal year end.

Named	Shares Acquired on Exercise	Value Realized	Number of Unexercised Securities Underlying Options/SARs at December 31, 2005		Value of Unexercised In- the-Money Options/SARs at December 31, 2005 (1)
Executive Officer	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles T. Jensen	—	—	13,500,000	6,500,000	$3,393,000	$583,000

Charles W. Fritz	—	—	15,010,000	6,500,000	3,776,740	583,000

David A. Dodge	600,000	$194,100	3,725,000	4,375,000	705,025	315,875

Martin N. Copus	—	—	2,000,000	3,000,000	85,500	85,500

(1) Based on the difference between the closing price of $0.304 of NeoMedia’s common stock as quoted on OTC Bulletin Board on December 30, 2005 and the exercise price of the option/SAR.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

The Compensation Committee, which meets on a periodic basis, is comprised of Messrs. Charles W. Fritz and Charles T. Jensen, officers of NeoMedia and James J. Keil, a non-employee member of the Board of Directors. The Compensation Committee formulates and administers compensation policies for the President and Chief Executive Officer and all vice presidents of NeoMedia. (A Stock Option Committee consisting of two non-employee Directors is responsible for determining to whom and under what terms stock options should be granted, other than options which are automatically granted to members of the Board of Directors, under the Plan.)

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

The following is a report of the Compensation Committee of the Board of Directors (the “Committee”) describing the compensation policies applicable to NeoMedia’s executive officers during the fiscal year ended December 31, 2005.

The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of NeoMedia, as well as the specific compensation levels for executive officers.

General Compensation Philosophy

Under the supervision of the Committee, NeoMedia’s compensation policy is designed to attract, motivate and retain qualified key executives critical to NeoMedia’s success. It is the objective of NeoMedia to have a portion of each executive’s compensation dependent upon NeoMedia’s performance as well as upon the executive’s individual performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus payable in cash and tied to the achievement of certain annual performance goals and (iii) stock options which are designed to align the long-term interests of the executive officer with those of NeoMedia’s stockholders. NeoMedia did not pay any bonuses related to fiscal years 2005 or 2004.

The Committee considers the total compensation of each executive officer in establishing each element of compensation, other than stock options which are the responsibility of the Stock Option Committee. All incentive compensation plans are reviewed at least annually to assure they meet the current strategies and needs of NeoMedia.

The summary below describes in more detail the factors that the Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

Base salary ranges are established based on benchmark data from nationally recognized surveys of similar high-technology companies that compete with NeoMedia for executive officers and NeoMedia’s research of peer companies. Each executive officer’s base salary is established on the basis of the individual’s qualifications and relevant experience.

Variable Bonus

The Committee believes that a substantial portion of the annual compensation of each executive should be in the form of variable incentive pay to reinforce the attainment of NeoMedia’s goals. The Incentive Plan rewards achievement of specified levels of corporate profitability. A pre- determined formula, which takes into account profitability against the annual plan approved by the Board of Directors, is used to determine the bonus award. The individual executive officer’s bonus award is based upon discretionary assessment of each officer’s performance during the prior fiscal year. NeoMedia did not pay any bonuses related to fiscal years 2005 or 2004.

Compensation for the Chief Executive Officer

During June 2002, Charles T. Jensen, NeoMedia’s former Chief Financial Officer, was elected president and Chief Operating Officer, and also named acting Chief Executive Officer. During August 2004, Mr. Jensen was named permanent CEO.

Base Salary: The Committee reviews the Chief Executive Officer’s major accomplishments and reported base salary information for the chief executive officers of other companies in NeoMedia’s peer group. During the period from July 16, 2003 to March 31, 2005, Mr. Jensen’s salary was $175,000 per year. On April 1, 2005, Mr. Jensen’s salary was increased to $205,000 per year. Mr. Jensen is not under contract with NeoMedia.

Cash Incentive: The Chief Executive Officer’s incentive target is at the discretion of the Committee. Achievement of the target is based on overall company income versus annual Plan income. Mr. Jensen did not earn a bonus relating to fiscal 2005 or 2004.

COMPENSATION COMMITTEE
Charles W. Fritz
Charles T. Jensen
James J. Keil

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Messrs. Fritz, Jensen, Barclay and Keil. During the last fiscal year, no interlocking relationship existed between NeoMedia’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee for the last fiscal year consisted of two nonemployee Directors. The Board of Directors has determined that none of the members of the Audit Committee has a relationship to NeoMedia that may interfere with his independence from NeoMedia and its management. The Audit Committee has a written charter, a copy of which was filed as Appendix A to NeoMedia’s proxy statement filed on May 23, 2001.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by NeoMedia to any governmental body or the public, NeoMedia’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and NeoMedia’s auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of NeoMedia and meets with such personnel of NeoMedia to review the scope and the results of the annual audit, the amount of audit fees, NeoMedia’s internal accounting controls, NeoMedia’s financial statements contained in NeoMedia’s Annual Report to Stockholders and other related matters.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2005 audited by Stonefield Josephson, Inc., NeoMedia’s independent registered public accounting firm. The Audit Committee has discussed with Stonefield Josephson, Inc. various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has also received the written disclosures and the letter from Stonefield Josephson, Inc. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the firm its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NeoMedia’s Annual Report on Form 10-KSB for the fiscal year ending December, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
James J. Keil
A. Hayes Barclay

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the filing specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth certain information regarding beneficial ownership of NeoMedia's common stock as of March 31, 2006, (i) by each person or entity known by NeoMedia to own beneficially more than 5% of NeoMedia's Common Stock, (ii) by each of NeoMedia's directors and nominees, (iii) by each executive officer of NeoMedia named in the Summary Compensation Table, and (iv) by all executive officers and directors of NeoMedia as a group.

Class	Name and Address of Beneficial Owner (11)	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Common Stock	Charles W. Fritz (2)(3)	30,920,555	4.8%
Common Stock	William Fritz(2)(4)	53,150,944	8.5%
Common Stock	Charles T. Jensen(2)(5)	15,501,500	2.4%
Common Stock	David A. Dodge(2)(6)	4,850,000	*
Common Stock	A. Hayes Barclay(2)(7)	3,155,000	*
Common Stock	James J. Keil(2)(8)	5,388,619	*
Common Stock	Martin N. Copus(9)	3,682,186	*

Common Stock	Officers and Directors as a Group (9 Persons)(10)	116,648,804	17.3%

* - denotes ownership of less than one percent of issued and outstanding shares of NeoMedia’s common stock.

(1)   Applicable percentage of ownership is based on 622,120,574 shares of common stock outstanding as of March 31, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of March 31, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 31, 2006, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. NeoMedia also had 27,000 shares of Series C Convertible Preferred stock outstanding as of March 31, 2006 (see note 11 below for additional discussion of voting rights).
(2)   Address of the referenced individual is c/o NeoMedia Technologies, Inc., 2201 Second Street, Suite 402, Fort Myers, FL, 33901.
(3)   Charles W. Fritz is the Company's founder and the Chairman of the Board of Directors. Shares beneficially owned include 100 shares owned by each of Mr. Fritz’s four children for an aggregate of 400 shares, 15,500,000 shares of common stock issuable upon exercise of stock options held by Mr. Fritz, 1,510,000 shares issuable upon exercise of stock warrants, 12,367,186 shares of common stock owned by Mr. Charles W. Fritz directly, and 1,542,969 shares of common stock held by the CW/LA II Family Limited Partnership, a family limited partnership for the benefit of Mr. Fritz’s family.
(4)   William E. Fritz, the Company's corporate secretary and a director, and his wife, Edna Fritz, are the general partners of the Fritz Family Limited Partnership and therefore each are deemed to be the beneficial owners of the 1,511,742 shares held in the Fritz Family Partnership. As trustee of each of the Chandler R. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, William E. Fritz is deemed to be the beneficial owner of the 165,467 shares of NeoMedia held in these trusts. Additionally, Mr. Fritz is deemed to own: 45,433,735 shares held directly by Mr. Fritz or his spouse, 2,540,000 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse, and 3,500,000 shares to be issued upon the exercise of options held by Mr. Fritz or his spouse. Mr. William E. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act.
(5)   Charles T. Jensen is President, Chief Operating Officer, Acting Chief Executive Officer, and a member of the Board of Directors. Beneficial ownership includes 15,500,000 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans, and 1,500 shares owned by Mr. Jensen's sons.
(6)   David A. Dodge is Vice President, Chief Financial Officer, and Controller. Beneficial ownership includes 4,850,000 shares of common stock issuable upon exercise of options.
(7)   A. Hayes Barclay is a member of the Board of Directors. Ownership includes 3,150,000 shares of common stock issuable upon exercise of stock options, and 5,000 shares owned by Mr. Barclay directly.
(8)   James J. Keil is a member of the Board of Directors. Shares beneficially owned includes 3,500,000 shares issuable upon exercise of options and 1,888,619 shares owned by Mr. Keil directly.
(9)   Martin N. Copus is Chief Operating Office. Beneficial ownership includes 3,500,000 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans, and 182,186 shares held by Mr. Copus directly.
(10)  Includes an aggregate of 49,500,000 currently exercisable options to purchase shares of common stock, 4,050,000 currently exercisable warrants to purchase shares of common stock, and 63,098,804 shares owned directly by NeoMedia's officers and directors.
(11) Pursuant to the warrant agreements between NeoMedia and Cornell Capital Partners, Cornell cannot own more than 4.99% of the outstanding shares of NeoMedia common stock. As a result, as of March 31, 2005, Cornell held less than 4.99% of NeoMedia’s outstanding common shares. In addition, Cornell also held 27,000 shares of Series C Convertible Preferred Stock, which has voting rights on an “as converted” basis. The Series C Convertible Preferred Stock converts to common stock at the lower of (i) $0.50 or (ii) 97% of the lowest closing bid price of NeoMedia’s Common Stock for the 30 trading days immediately preceding the date of conversion. Assuming a conversion price of $0.345, which was the closing price of NeoMedia common stock on March 31, 2006, and assuming all 27,000 Series C Convertible Preferred Shares were converted, Cornell would have the right to an additional 78,260,870 (assuming a record date of March 31, 2006).

AUDITORS

Audit Fees

The aggregate fees billed by Stonefield Josephson, Inc., NeoMedia’s independent auditors, for the audit of NeoMedia’s annual consolidated financial statements and reviews of quarterly financial statements for the years ended December 31, 2005 and 2004 were $151,000 and $137,000, respectively.

Audit-related Fees

The aggregate fees billed by Stonefield Josephson, Inc., NeoMedia’s independent auditors, for assurance and related services for the years ended December 31, 2005 and 2004 were $0 and $0, respectively.

Tax Fees

The aggregate fees billed by Wiltshire, Whitley, Richardson & English, NeoMedia’s principal accountants for tax compliance, advice, and planning, were $0 and $9,000 for the years ended December 31, 2005 and 2004, respectfully.

All Other Fees

The aggregate fees billed by Stonefield Josephson, Inc., for other products and services, primarily related to registration statements, during the years ended December 31, 2005 and 2004 were $60,000 and $0, respectively.

Audit Committee Pre-approval

The audit committee of NeoMedia’s board of directors approves all non-audit services provided by NeoMedia’s primary accountants.

OTHER MATTERS TO BE ACTED UPON
AT THE ANNUAL MEETING OF STOCKHOLDERS

The management of NeoMedia knows of no other matters to be presented at the Annual Meeting. Should any matter requiring a vote of the stockholders other than those listed in this Proxy Statement arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

ADDITIONAL INFORMATION

Proposals of Shareholders for the Next Annual Meeting. Proposals of shareholders intended for presentation at the 2007 annual meeting must be received by NeoMedia on or before December 16, 2006, in order to be included in the proxy statement and form of proxy for that meeting. Additionally, NeoMedia must have notice of any shareholder proposal to be submitted at the 2007 Annual Meeting (but not required to be included in the Proxy Statement) by March 18, 2007, or such proposal will be considered untimely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Proxy Solicitation Costs. NeoMedia is soliciting the enclosed proxies. The cost of soliciting proxies in the enclosed form will be borne by NeoMedia. Officers and regular employees of NeoMedia may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. NeoMedia will, upon request, reimburse brokerage firms for their reasonable expenses in forwarding solicitation materials to the beneficial owners of stock.

Incorporation by Reference. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to NeoMedia’s Annual Report on Form 10-KSB for the year ended December 31, 2005, which are being delivered to the shareholders with this proxy statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive proxy statement will include a manually signed copy of the accountant’s report.

April 28, 2006	/s/ Charles T. Jensen
Fort Myers, Florida	President, CEO and Director

APPENDIX A

REVOCABLE PROXY

NEOMEDIA TECHNOLOGIES, INC.

The undersigned hereby appoints CHARLES W. FRITZ and CHARLES T. JENSEN and WILLIAM E. FRITZ, or any of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the 2006 Annual Meeting of shareholders and to vote all shares of common stock of NeoMedia Technologies, Inc. which the undersigned is entitled to vote if personally present at said meeting to be held at PELICAN PRESERVE TOWNE CENTER, MAGNOLIA ROOM, 10561 VENETO DRIVE, FORT MYERS, FL 33913 on June 28, 2006 at 9:30 a.m., and at all postponements or adjournments thereof upon all business as may properly come before the meeting with all the powers the undersigned would possess if then and there personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1. PROXIES ARE GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERDSIGNED. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED “FOR” PROPOSAL ONE. SUCH PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH REPSECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

PLEASE RETAIN THIS ADMISSION TICKET
FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
NEOMEDIA TECHNOLOGIES, INC.
PELICAN PRESERVE TOWNE CENTER, MAGNOLIA ROOM
10561 VENETO DRIVE, FORT MYERS, FL 33913
JUNE 28, 2006
9:30 A.M., EASTERN DAYLIGHT SAVINGS TIME

PRESENT THIS TICKET TO A NEOMEDIA TECHNOLOGIES, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to NeoMedia Technologies, Inc., c/o CFO, 2201 Second Street, Suite 600, Fort Myers, FL, 33901.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

IF YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

NEOMEDIA TECHNOLOGIES, INC.

Vote on Directors

1. Election of directors – The election of the following nominees to the Board of Directors unless otherwise indicated:

01) A. Hayes Barclay	04) Charles T. Jensen
02) Charles W. Fritz	05) James J. Keil
03) William E. Fritz

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote for any particular nominee, mark “For All Except” and write the nominee’s number on the line below _____________________________

Vote on Proposals

2. To ratify the selection of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To approve an amendment to NeoMedia’s Certificate of Incorporation to increase the number of shares of authorized common stock, par value $0.01, from 1,000,000,000 to 5,000,000,000 shares. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF THE COMPANY.

Please sign your name exactly as it appears on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.

Please indicate if you plan to attend this meeting: Yes ☐ No ☐

Signature	Date	Signature (Joint Owners)	Date

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